Exhibit 99.(15)(gg)

SAPIENCE INVESTMENTS, LLC

INVESTMENT ADVISER

CODE OF ETHICS

September, 2016

This Code of Ethics (“Code”) is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws.

Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (“Company Act”). In conformity with these rules, this Code is adopted by Sapience Investments, LLC (the “Adviser”), in its role as investment adviser to a group trust (the “Trust”), a registered investment company consisting of several series (each series a “Mutual Fund”) and to separately managed accounts.

This Code applies to each full-time employee of Adviser who has responsibility for or in connection with the advisory activities of Adviser (each, an “Access Persons” or “employee”). Adviser employees outside this description are not subject to this Code unless deemed appropriate by the Chief Compliance Officer (“Chief Compliance Officer” or “CCO”).

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1.                                      DEFINITIONS

As used in this Code, the terms below shall be defined as follows:

A.            Access Person means, for the purposes of this Code, all Adviser full-time employees. The determination of whether any other person or entity is an Access Person shall be made by the CCO.

B.            Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

C.            Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

D.            Chief Compliance Officer or CCO means the Adviser’s Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO’s designee, as applicable.

E.            Covered Associate means, for the purposes of this Code (1) any general partner, managing member or executive officer of Adviser, or other individual with a similar status or function; (2) any Adviser employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (3) any political action committee controlled by Adviser or by any person aforementioned in this definition.

F.             Direct or Indirect Influence or Control generally includes accounts over which the Access Person: (1) directs the purchases and/or sales of investments; (2) suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or (3) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

G.           Federal Securities Laws means: (1) the Securities Act of 1933, as amended (“Securities Act”); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act; (5) title V of the Gramm-Leach-Bliley Act; (6) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

H.           Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

I.                Limited Offering means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. Limited Offerings of securities issued by Adviser are included in the term Limited Offering.

J.              Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

K.           Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term “Covered Security,”(1) is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

L.            Reportable Fund means: (1) any registered investment company advised or sub-advised by Adviser; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Adviser entity.

2.                                      STANDARDS OF BUSINESS CONDUCT

Adviser seeks to foster a reputation of integrity and professionalism. The Adviser’s reputation is a vital business asset. Adviser greatly values and endeavors to protect the confidence and trust placed in the Adviser by its clients. To further that goal, Adviser has adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties Adviser owes its clients (collectively referred to as, “Clients” in this Code).

Adviser has affirmative duties of care, honesty, loyalty and good faith to act in the best interests of its Clients. Clients’ interests are paramount to and come before the personal interests of the Adviser or its Access Persons. Access Persons are expected to behave as fiduciaries with respect to Clients. This means that each Access Person must render disinterested advice, protect Client assets (including nonpublic information about Clients or an Investor’s account) and act always in the best interest of Clients. The Adviser and Access Persons must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons of Adviser must not:

•                  Employ any device, scheme or artifice to defraud a Client;

•                  Make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•                  Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

•                  Engage in any manipulative practice with respect to a Client;

(1)                                 Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.

•                  Use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

•                  Conduct personal trading activities in contraventions of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, Adviser has adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in Adviser’s compliance manual (“Compliance Manual” or “Manual”). However, Access Persons are expected to comply not merely with the “letter of the law”, but with the spirit of the laws, this Code and the Manual.

Should you have any doubt as to whether this Code applies to you, please contact the CCO.

3.                                      SUBSTANTIVE RESTRICTIONS

A.            Blackout Period. No Access Person shall buy or sell a Reportable Security within (7) days of trading in the Reportable Security for a block of Client accounts. The Blackout Period will not apply to program trades or Reportable Security transactions resulting from Client account cash flows. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed personal trading request and authorization form. The price paid or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

B.            IPO and Limited Offering Restrictions. Access Persons must receive pre-clearance prior to acquiring any securities issued as part of an IPO or a Limited Offering by obtaining the CCO’s written approval. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Adviser. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire securities in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer’s securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer.

C.            Other Trading Restrictions. Access Persons may not hold more than 5% of the outstanding securities of a single company without the approval of the CCO.

D.            Short Swing Profits. Access Persons should not profit from frequent or short-term trading. The CCO monitors personal trading of Access Persons.

E.            Gift Policy. Access Persons must not give or accept gifts from any entity doing business with or on behalf of the Adviser or Reportable Funds. Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO or designee if the gift is from a vendor or broker used for the Reportable Funds. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed

F.             Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, “Information Wall” procedures may be utilized to avoid potential conflicts of interest. An Access Person must avoid engaging in any activity which might reflect poorly upon the Access Person, the Adviser, or which would impair the Access Person’s ability to discharge his or her duties with respect to Adviser and its Clients.

G.           Forfeitures. If there is a violation of forgoing paragraphs in this section, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of the gift policy contained herein need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

H.           Political Contributions. All Covered Associates are required to obtain approval from the Compliance Department prior to making any contribution exceeding the regulatory thresholds(2). Covered Associates may request such approval by completing a “Contribution Request Form” designated by the CCO. Please see Exhibit E. The Compliance Department will review and evaluate each Contribution request to determine whether the Contribution is permissible based upon the requirements of Rule 206(4)-5 and all other applicable Adviser policies. Additional policies and procedures regarding political contributions are contained in the Manual.

I.                Fair Treatment. Access Persons must avoid taking any action which would favor one Client or Investor over another in violation of the Adviser’s fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

J.              Service as Outside Director, Trustee or Executor. Access Persons must gain approval to serve on the boards of directors of publicly traded companies, or in any similar capacity. In the event such a request is approved, “Information Wall” procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Adviser or with respect to a family member, Access Person must gain approval to serve as a trustee, executor or fiduciary or on a creditor’s committee. Please see Exhibit F.

K.           Reporting Violations. Any Access Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO’s designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

L.            Brokerage Accounts. Access Persons must disclose all brokerage accounts to the CCO and instruct their brokers to provide timely duplicate account statements or transaction information to the CCO for Reportable Accounts and Reportable Transactions, as further described below.

(2)                                 The thresholds per campaign are: $350 if the donor is eligible to vote in the election and $150 if the donor is not eligible to vote in the election.

M.         Restricted Security List. Adviser maintains a list of “restricted securities” that Access Persons are prohibited from transacting in as the Adviser has, within (7)days, purchased or sold on behalf of a material number of client accounts (the “Restricted List”).

N.            Waivers. The CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

4.                                      PRE-CLEARANCE

A.                                    Reporting Requirements

Access Persons must disclose all brokerage accounts that he/she has direct or indirect beneficial ownership to the CCO and instruct their brokers to provide timely duplicate account statements or transaction information to the CCO. An Access Person will generally be deemed to have Direct or Indirect Influence or Control over any account in which he or she: (1) Directs the purchases and/or sales of investments; (2) Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or (3) Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. These reportable accounts include:

1.              accounts controlled by the Access Person’s spouse or other immediate family members living in the same household of the Access person;

2.              accounts controlled by the Access Person or their spouse on behalf of a minor child or other family member, that account; and

3.              accounts that the Access Person or family member has granted discretionary authority to an independent or outside investment adviser.

Please note that granting a third-party discretionary investment authority over an account does not exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority.

Additionally, Access Persons (including spouses) must obtain “pre-clearance” from the Compliance Department prior to executing:

1.              Purchases of any securities issued as part of an IPO;

2.              Purchases of interests in a Limited Offering or private partnership; and

3.              Any other security transactions in Reportable Securities, unless an exemption (See section 4.B below) applies.

Such requests may currently be submitted to the CCO using electronic communication or another form designated by the CCO. However, the CCO, at his or her discretion, may establish alternate methods in the future. Please see Exhibit B.

B.                                    Exemptions

Pre-clearance is not required for:

1.              Purchases or sales of open-end mutual funds and ETFs, except Reportable Funds as defined Section 1.L above. Access Persons are reminded that “front-running” Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, Adviser’s insider trading policies and procedures, as well as other securities laws that are be punishable by fines and other penalties;(3)

2.              Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

3.              Transactions in securities which are not Reportable Securities;

4.              Purchases which are part of an Automatic Investment Plan or DRIP;

5.              Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

6.              Purchases or sales effected in any account over which the Access Person has no Direct or Indirect Influence or Control(4), provided that, upon the initial reporting of such accounts and thereafter on a quarterly basis, the Access Person complies with any additional certifications that the CCO, in his or her discretion, may require. If an Access Person is unsure as to whether an account is qualified for the exemption, he or she should consult with the CCO. In the event it is determined that the Access Person may have Direct or Indirect Influence or Control over investment decisions, the Access Person will be required to provide account statements as required with any reportable account.

5.                                      REPORTING PROCEDURES

A.                                    Initial and Annual Holdings Reports

Each Access Person must submit to the CCO the following reports, on forms designated by the CCO: (i) (10) days after becoming an Access Person, reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted (“holdings reports”).

Holdings reports must contain the following information:

1.              The title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

(3)        Purchases or sales of ETFs are still subject to the Reporting Requirements described herein.

(4)        Please see Section 5.E for additional information regarding accounts over which an Access Person does not have Direct or Indirect Influence or Control.

2.              The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and

3.              The date the Access Person submits the report.

4.              Brokerage account statements containing all required information may be substituted for the Holdings Report Form if submitted timely.

To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, an Access Person may submit a holdings report containing the missing information as a supplement to the statement or confirmation. Please see Exhibit C.

B.                                    Quarterly Reports

Within 30 days after the end of each calendar quarter, each Access Person must submit a report, as designated by the CCO, covering all transactions in non-excepted Reportable Securities.

Transactions reports must contain the following information:

1.              The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

2.              The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.              The price of the security at which the transaction was effected;

4.              The name of the broker, dealer or bank with or through which the transaction was effected; and

5.              The date the Access Person submits the report.

Brokerage account statements containing all required information may be substituted if timely submitted to the CCO, or a designated intermediary or program. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation. Please see Exhibit D.

C.                                    Duplicate Statements

Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall submit directly to the CCO at the same time they are mailed or furnished to such Access Person duplicate copies of brokerage statements covering each transaction in a Reportable Security and holdings in such account. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary.

D.                                    Prohibition on Self Pre-clearance

No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to a personal transaction of the CCO, another principal of the Adviser will perform such actions as are required of the CCO by this Code.

E.                                    Exceptions to the Reporting Requirements

The reporting requirements above apply to all transactions in Reportable Securities other than:

1.              Transactions effected pursuant to an Automatic Investment Plan or DRIP; and

2.              Transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control.

If an Access Person is unsure as to whether an account is qualified for the exemption, he or she should consult with the CCO. In the event it is determined that the Access Person may have Direct or Indirect Influence or Control over investment decisions, the Access Person will be required to provide account statements as required with any reportable account.

6.                                      CODE NOTIFICATION AND ACCESS PERSON CERTIFICATIONS

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person shall submit an electronic or hardcopy certification designated by the CCO and Annual certifications after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. Please see Exhibit A.

7.                                      REVIEW OF REQUIRED CODE REPORTS

Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be “material” to the CEO, as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he deems to be appropriate. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation. In the event the CCO is involved in the violation, another Officer of the Adviser shall perform the duties that would otherwise be performed by the CCO.

Sanctions for violations of the Code may include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the prohibited action, disgorgement may be paid directly to the Client. Where a Client has not been harmed, monetary sanctions may be paid to an appropriate charity determined by the CCO.

8.                                      RECORDKEEPING AND REVIEW

The CCO, or other designee will ensure the following documents are retained: (1) this Code; (2) a record of certifications of an Access Person’s receipt of the Code or any amendments thereto; (3) any written prior approval for a Reportable Securities transaction given pursuant to this Code; (4) a copy of each report by an Access Person; (5) a record of any violation of the Code and any action taken as a result of the violation; (6) any written report hereunder by the CCO; (7) and lists of all persons required to make and/or review reports under the Code shall be preserved with the Adviser’s records, for the periods and in the manner required by Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 6.

EXHIBIT A

Sample Receipt of Code of Ethics

This form must be completed by each Access Person

within 10 days of becoming an Access Person;

and upon receipt of any amendment to the Code of Ethics.

I hereby acknowledge receipt of the current Code of Ethics (the “Code”), including any applicable amendments. I hereby certify that I

(1)  recently have read/re-read the Code (including any amendments thereto)

(2)  understand the Code

(3)  recognize that I am subject to its provisions.

I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Name:

Signature:	Date:

EXHIBIT B

Sample Personal Trading Request and Authorization Form

Access Person Name:

Person on Whose Behalf Trade is Being Done (if different):

Broker:	Brokerage Account Number:

Reportable Security:
Company Name, Type of Security

Ticker Symbol or CUSIP:

Number of Shares or Units:	Price per Share or Unit:

Approximate Total Price:	Buy or Sell:

I hereby certify that all of the following information is true and complete:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code of Ethics and applicable law.

Signature	Date

When signed and dated by the CCO or designee, this authorization is approved for this transaction only and is effective for the date of approval. A record of this transaction will be kept by the CCO in confidential files.(5)

a.m.

p.m.

All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

EXHIBIT C

Sample Initial Holdings Report

This form must be completed by each Access Person within 10 days of becoming an Access Person.

Do you, or an immediate family member, have direct or indirect beneficial ownership in any investment accounts? For purposes of this report, an immediate family member shall include your: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative who resides in your household.

☐ No

☐ Yes (If yes, please list each account in accordance with the directions).

Please list every account over which you, or an immediate family member, has direct or indirect beneficial ownership in the chart below and attach a copy of your most recent account statement(s) for each account. In determining the appropriate account type for each account listed below, please refer to the following definitions:

REPORTABLE ACCOUNTS:

A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs.

Account Name	Account Number	Broker	Account Type

DISCRETIONARY ACCOUNTS:

A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an Access Person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts.

Account Name	Account Number	Broker	Account Type

MUTUAL FUND ONLY ACCOUNTS:

Mutual fund only accounts are able to hold reportable securities but only hold mutual funds.

Account Name	Account Number	Broker	Account Type

NON-REPORTABLE ACCOUNTS:

Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control.

Account Name	Account Number	Broker	Account Type

PRIVATE OR LIMITED OFFERINGS:

A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

Account Name	Account Number	Broker	Account Type

By signing this report, you are certifying that the accounts listed above constitute all the accounts in which you or an immediate family member has any beneficial interest, including accounts that are not subject to the Adviser’s specific reporting requirements.

Name:

Signature:	Date:

Sample Annual Holdings Report

For Year Ending 12/31/2016

This Annual Holdings Certification (“Certification”) must be completed by each Access Person within 45 days following the end of each calendar year. This Certification is due by February 14, 2016.

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification. For purposes of this report, “immediate family member” shall include an Access Person’s: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative residing in the same household as the Access Person.

By signing this Certification, you are certifying that you have arranged to have account statements sent to us or are providing documentation of your reportable quarterly transactions.

Account statements containing all required information may be used to comply with the Adviser’s requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be attached as a supplement to the statement.

REPORTABLE ACCOUNTS:

The table below includes all of the reportable accounts you have reported to date. A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs, as well as accounts in which it is determined that you exercise direct or indirect influence or control over the trading. We are receiving statements for the reportable accounts listed below.

Account Name	Account Number	Broker	Account Type

DISCRETIONARY ACCOUNTS:

The table below includes all of the discretionary accounts you have reported to date. A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Discretionary accounts are subject to random sampling, at the CCO’s discretion; however, please note that you will be required to provide quarterly statements for the account if it is determined that you or an immediate family member exercises direct or indirect influence or control over the discretionary account.

Generally, an Access Person, or his or her immediate family member, will be deemed to have direct or indirect influence or control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

Account Name	Account Number	Broker	Account Type & Nature of Account	Relationship with Trustee / Manager

•                  Has there been a change in any of the information included in the table above?

☐ No

☐ Yes (If yes, please describe the changes).

•                  Did you exercise direct or indirect influence or control over any transaction that occurred in the account during the quarter?

☐ No

☐ Yes (If yes, please describe the changes).

MUTUAL FUND ONLY ACCOUNTS:

The table below includes all of the mutual fund only accounts you have reported to date. Mutual fund only accounts are able to hold reportable securities but only hold mutual funds.

Account Name	Account Number	Broker	Description

NON-REPORTABLE ACCOUNTS:

The table below includes all of the non-reportable accounts you have reported to date. Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect influence or control.

Account Name	Account Number	Broker	Description

PRIVATE OR LIMITED OFFERINGS:

The table below includes all of the private or limited offerings you have reported to date. A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

Account Name	Account Number	Broker	Description

By signing this Certification, you are certifying that the accounts listed above constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest, including accounts that are not subject to the Adviser’s specific reporting requirements.

Name:

Signature:	Date:

EXHIBIT D

Sample Quarterly Code of Ethics Report

For Quarter Ending

This form must be completed by each Access Person within 30 days following the end of each calendar quarter. This report is due by                            .

Name:

Brokerage account statements or trade confirmations containing all required information may be used to comply with the Adviser’s requirements for personal securities reporting if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, a transactions report containing the missing information as a supplement to the statement or confirmation may be submitted.

The following are the accounts you have reported to us. If there are any other reportable transactions in accounts not on the list below for the reporting period, please attach them to this form. By signing this form, you are certifying that you have arranged to have account statements sent to us or are providing documentation of your quarterly transactions.

Account Name	Account Number	Broker	Account Type

This report (1) excludes personal securities transactions with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities.

Did you open or close any accounts during the quarter ending               ?

☐ Yes                          ☐ No           If yes, please list below.

Other Information:

Recently Opened or Closed Accounts:

Political Contributions:

Below are political contributions we have on file for you for the quarter ending                     . If there are any other political contributions not on this list below or if any information is incorrect, please correct below.

Signature:	Date:

EXHIBIT E

Sample Political Contribution Pre-clearance Request

Please complete the following information and submit it to the Chief Compliance Officer for review. For new employees, please disclose any political contributions made within the last two years of new hire date. (6) Limit one political contribution request per form.

You are permitted to pursue legitimate political activities and to make political contributions to the extent permitted under U.S. law. However, you are prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of municipal finance business or any other business.

As a covered person of Adviser you are generally permitted to contribute:

(i)             up to $350 to an official per election (with primary and general elections counting separately), if you are entitled to vote for the official at the time of the contribution, and;

(ii)          up to $150 to an official per election (with primary and general elections counting separately), if you are not entitled to vote for the official at the time of the contribution.

You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf.

IMPORTANT INFORMATION:	Do not make the political contribution unless you are advised that the pre-clearance has been approved.

☐                                   No Contributions Made

Or

Name of Contributor:

Full Name and title (if applicable) of Campaign/Candidate or Political Action Committee (“PAC”):

Level of Office (i.e., city, county, state, federal):

Municipality:

Amount of Intended Contribution:

Signature of Associate:

(6) Contributions made prior to Adviser hire date are not subject to the contribution limits described.

Date Submitted:

COMPLIANCE USE ONLY  ☐ Approved  ☐  Not Approved

Signature of CCO/Designee:	Date:

EXHIBIT F

Sample Outside Activity Reporting Form

Submitted by:

Description of Activity:

Role in Activity:

Employee / Volunteer Circle which applies:

Start Date:

Frequency of Activity:

Amount of Time Required:

Compensation Arrangement:

Name of Organization:

Address:

City:	State:	Zip:

Phone:

Approved By CCO or Designee:	Date: